UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

EXECUTIVE NETWORK PARTNERING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39521	85-1669324
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

137 Newbury Street, 7th Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 362-9205

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CAPS™, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	ENPC.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	ENPC	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ENPC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the First Amendment to the Amended and Restated Certificate of Incorporation of Executive Network Partnering Corporation, described in Item 5.03 below, the following agreement was entered into:

Amendment No. 1 to Warrant Agreement and Warrants

On March 24, 2021, Executive Network Partnering Corporation, a Delaware corporation (the “Company”) and Continental Stock Transfer & Trust Company, a New York Corporation, as warrant agent (the “Warrant Agent”) entered into an amendment to the Warrant Agreement, dated as of September 15, 2020, between the Company and the Warrant Agent, to effectuate a 2.5-for-1 forward warrant split of our warrants (the “Warrant Split”), and to lower the warrant exercise price from $28.75 to $11.50 per share and adjust certain mechanics related thereto to account for the forward warrant split (the “Warrant Agreement Amendment”). This amendment was approved by a vote of warrant holders of the Company at the Company’s special meeting of warrant holders, held virtually on March 24, 2021 (the “Warrant Holders Meeting”).

The foregoing description of the Warrant Agreement Amendment is qualified in its entirety by reference to the full text of the amendment which is attached hereto as Exhibit 1.01 and is incorporated herein by reference.

Item 5.03.	Amendment to Articles of Incorporation.

On March 24, 2021, the Company filed with the Secretary of State of Delaware the First Amendment to its Amended and Restated Certificate of Incorporation to effectuate a 2.5-for-1 forward stock split for each of our Class A Common Stock and Class B Common Stock (the “Stock Split”) and to amend certain terms of the Class B Common Stock and Class F Common Stock to account for the forward stock split (the “Charter Amendment”). This amendment was approved by a vote of stockholders of the Company at the Company’s special meeting of stockholders, held virtually on March 24, 2021 (the “Stockholders Meeting”).

The foregoing description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment which is attached hereto as Exhibit 5.03 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Stockholders Special Meeting

On March 24, 2021, the Company held the Stockholders Meeting, at which stockholders approved (i) the Charter Amendment to effectuate a 2.5-for-1 forward stock split for each of our Class A Common Stock and Class B Common Stock and to amend certain terms of the Class B Common Stock and Class F Common Stock, and (ii) the adjournment of the Stockholders Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of the first proposal. However, the second proposal will not become effective because the stockholders approved the Charter Amendment.

Set forth below are the final voting results for each of the proposals.

Proposal to approve the Company’s Charter Amendment

For	Against	Abstain	Broker Non-Vote
12,222,261	3,737	298,344	—

Proposal to approve adjournment

For	Against	Abstain	Broker Non-Vote
12,222,691	3,187	298,464	—

Warrant Holders Special Meeting

On March 24, 2021, the Company held the Warrant Holders Meeting, at which warrant holders approved (i) the Warrant Agreement Amendment to effectuate a 2.5-for-1 forward warrant split of our warrants, and to lower the warrant exercise price from $28.75 to $11.50 per share and adjust certain mechanics related thereto, and (ii) the adjournment of the Warrant Holders Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of the first proposal. However, the second proposal will not become effective because the warrant holders approved the Warrant Agreement Amendment.

Set forth below are the final voting results for each of the proposals.

Proposal to approve the Company’s Warrant Agreement Amendment

For	Against	Abstain	Broker Non-Vote
2,390,027	11,005	250	—

Proposal to approve of adjournment

For	Against	Abstain	Broker Non-Vote
2,389,252	11,230	800	—

Item 8.01.	Other Events.

As a result of the filing of the Charter Amendment and the execution of the Warrant Agreement Amendment, the Company expects that the Class A Common Stock, warrants and CAPS™ will begin trading on an adjusted basis on the morning of March 26, 2021 under the existing trading symbols: “ENPC”, “ENPC WS” and “ENPC.U”, respectively.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

1.01	Amendment No. 1 to the Warrant Agreement, dated March 24, 2021, to the Warrant Agreement, dated September 15, 2020, by and between Executive Network Partnering Corporation, a Delaware corporation and Continental Stock Transfer & Trust Company, a New York Corporation, as warrant agent.

5.03	First Amendment to its Amended and Restated Certificate of Incorporation Executive Network Partnering Corporation, effective March 24, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2021

EXECUTIVE NETWORK PARTNERING CORPORATION

By:	/s/ Alex J. Dunn
Name:	Alex J. Dunn
Title:	Chief Executive Officer